Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

Hollinger International Inc.:

      We consent to the use of our report dated March 17, 2003, with respect to the consolidated balance sheets of Hollinger International Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

      Our report refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, as of January 1, 2002.

      Our report states that the consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2001 and 2000 have been restated.

/s/ KPMG LLP

Chicago, Illinois
April 10, 2003